                                                       BASIC LEASE INFORMATION


                 LEASE DATE:             June 4, 1999

                 LANDLORD:               RIGGS & COMPANY, a division of Riggs
                                         Bank N.A., as trustee of the Multi-
                                         Employer Property Trust, a trust
                                         organized under 12 C.F.R. Section 9.18

                 ADDRESS OF LANDLORD:    c/o Trammell Crow Company
                                         8930 SW Gemini Drive
                                         Beaverton, Oregon 97008-7123

                 TENANT:                 Advanced Materials, Inc.
                                         a California corporation

                 PREMISES:               9400 S.W. Tualatin Sherwood Road
                                         Tualatin, Oregon 97062

PARAGRAPH 1      "Premises" approximately 14,585 square feet in Building A of approximately 37,219 square feet (computed from measurements to the exterior of outside walls of the building and to the center of interior walls), such premises being shown and outlined on the plan attached hereto as Exhibit A, and being part of the real property described in Exhibit B attached hereto.

PARAGRAPH 1      Lease Term: Commencing on the "Commencement Date" as
                 hereinafter defined and ending 25 months thereafter except that in the event the Commencement Date is a date other than the first day of a calendar month, such term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement
                 Date.

PARAGRAPH 1      Scheduled Term Commencement Date:             August 1, 1999

PARAGRAPH 2      Monthly Base Rent:                                 $7,514.00

PARAGRAPH 2B     Security Deposit:                                  $4,041.50

PARAGRAPH 4A     Tenant's Initial Monthly Escrow Payment
                 for Taxes, Assessments and Other Charges:            $727.00

PARAGRAPH 7      Tenant's Initial Monthly Common Area
                 Maintenance Charge:                                  $999.00

PARAGRAPH 13B    Tenant's Initial Monthly Insurance
                 Escrow Payment                                        $80.00

                 Tenant's Initial Monthly Payment Total:            $9,320.00

                 The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information herein above set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such Basic Lease Information. In the event of any conflict between any Basic Lease Information and this Lease, the former shall control.

                              LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into by and between RIGGS BANK N.A., as trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 hereinafter referred to as "Landlord", and Advanced Materials, Inc., a California corporation, hereinafter referred to as "Tenant";


                                 WITNESSETH

1.   PREMISES AND TERM.

     A. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes and leases from Landlord those certain Premises as outlined on Exhibit "A" attached hereto (hereinafter referred to as the "Premises"), together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way appertaining to the Premises and together with the buildings, sidewalks, curbs, driveways, and other improvements situated or to be situated upon land described in Exhibit B attached hereto (the "Project").

     B. TO HAVE AND TO HOLD the same for a term commencing on the "Commencement Date", as hereinafter defined, and ending thereafter as specified in the Basic Lease Information (the "Lease Term"); provided, however, that, in the event the "Commencement Date" is a date other than the first day of a calendar month, such term shall extend for the number of months in addition to the remainder of the calendar month following the "Commencement Date".

     C. The "Commencement Date" shall be the earlier of: (i) the Scheduled Term Commencement Date shown in the Basic Lease Information, or (ii) the date upon which the Premises shall have been substantially completed in accordance with the plans and specifications described in Exhibit "C" attached hereto. If the Premises shall not have been substantially completed by the Scheduled Term Commencement Date and the delay in substantially completing the Premises is not caused in whole or in part by any act or omission of Tenant, or Tenant's agents, employees, contractors or subcontractors, Tenant's obligations to pay rent under this Lease shall commence on the date the Premises are substantially completed. In no event shall Landlord be liable to Tenant for any loss or damage resulting from any delay for any reason whatsoever in the substantial completion of the Premises. Landlord shall notify Tenant in writing as soon as Landlord deems the Premises to be substantially completed and ready for occupancy. If Tenant believes that the Premises have not in fact been substantially completed, Tenant shall notify Landlord in writing of Tenant's objections within three (3) days of Landlord's notice to Tenant that the Premises are substantially complete. Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as Landlord, in its sole discretion, seems appropriate, and shall notify Tenant in writing as soon as Landlord deems that such corrective action has been completed so that the Premises are substantially completed and ready for occupancy.
     In the event of any dispute as to the substantial completion of work required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. The taking of possession by Tenant of any portion of the Premises for any reason shall be deemed conclusively to establish that the Premises have been substantially completed in accordance with the plans and specifications and that the Premises are in good and satisfactory condition as of when possession was so taken. Tenant acknowledges that no representations as to the condition or repair of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, specifying the Commencement Date.

2.   BASE RENT AND SECURITY DEPOSIT:

     A. Tenant agrees to pay to Landlord Monthly Base Rent for the Premises, in advance, without demand, deduction, or set off, for the entire Lease Term at the rate specified in the Basic Lease Information, and Addendum A payable in monthly installments. The first monthly installment shall be due and payable on the date hereof and thereafter monthly installments of Monthly Base Rent shall be due and payable on the first day of each calendar month succeeding the Commencement Date during the Lease Term, except that the payment of Monthly Base Rent for any fractional calendar month at the commencement or end of this Lease shall be prorated on the basis of a 30-day month.

     B. In addition, Tenant agrees to deposit with Landlord on the date hereof a security deposit in the amount specified in the Basic Lease Information, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit, not the last month's rent and not a measure of Landlord's damages in the event of Tenant's default. Upon the occurrence of any default by Tenant under this Lease, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such deposit to the extent necessary to make good any arrears of rent or other payment due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; or to perform any obligation required of Tenant under this Lease; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant within thirty (30) days of the date following the termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Tenant may not mortgage, assign, transfer or encumber the Security Deposit and any such act on the part of Tenant shall be without force or effect. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Monthly Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord's damages.

3. USE. The Premises shall be used only for THE PURPOSE OF GENERAL OFFICE, RECEIVING, STORAGE, SHIPPING, ASSEMBLY, LIGHT MANUFACTURING, AND SELLING (OTHER THAN RETAIL) PRODUCTS, MATERIALS AND MERCHANDISE MADE AND/OR DISTRIBUTED BY TENANT AND FOR SUCH OTHER LAWFUL PURPOSES AS MAY BE INCIDENTAL THERETO and for no other purpose whatsoever without Landlord's prior written consent. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall at its own cost and expense obtain and maintain any and all licenses, permits, and other approval necessary or appropriate for its use, occupation or operation of the Premises. Tenant's inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and additional rent. Tenant shall comply with all governmental laws, ordinances, rules and regulations applicable to the use and condition of the Premises, and shall promptly comply with all governmental orders and directives including, but not limited to, those regarding the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Without limiting the generality of the foregoing, Tenant shall comply with the requirements of the Americans with Disabilities Act and all other laws, regulations, orders, codes, ordinances and governmental laws pertaining to the Premises and Tenant's use thereof at Tenant's sole cost and expense. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, (c) any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, or (d) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, violates any of Landlord's contracts affecting any or all of the land or Building, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any way with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the land or Building, or causes any impairment or reduction of the good will or reputation of the land or Building. In addition to any other remedies Landlord may have for a breach by Tenant of the terms of this Paragraph 3, Landlord shall have the right to have Tenant evicted from the Premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, highly inflammable, hazardous or a pollutant.
     Tenant will not permit the Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. In the event Tenant's use of

     Premises shall result in an increase in insurance premiums, Tenant shall be solely responsible for such increase.

4.   TAXES AND OTHER CHARGES.

     A. Tenant agrees to pay its proportionate share of any and all real and personal property taxes, regular and special assessments (including, but not limited to, local improvement district assessments to finance the costs of streets, sewers, traffic lights and other utilities), license fees and other charges of any kind and nature whatsoever, payable as a result of any public or quasi-public authority, private party, or owner's association levy, assessment or imposition against, or arising out of Landlord's ownership of or interest in, the Project, together with the building and the grounds, parking areas, driveways, roads, and alleys around the building in which the Premises are located, or any part thereof (hereinafter collectively referred to as the "Charges"). During each month of the Lease Term, Tenant shall make a monthly escrow deposit with Landlord (the "Escrow Payment") equal to 1/12 of its proportionate share of the Charges which Landlord estimates will be due and payable for that particular calendar year. Tenant authorizes Landlord to use the funds deposited by Tenant with Landlord under this Paragraph 4 to pay the Charges. Each Escrow Payment shall be due and payable, as additional rent, at the same time and in the same manner as the payment of Monthly Base Rent as provided herein. The amount of the initial monthly Escrow Payment will be specified in the Base Lease Information. The initial Escrow Payment is based upon Tenant's proportionate share of the estimated Charges for the year in question, and the monthly Escrow Payment is subject to increase or decrease as determined by Landlord to reflect an accurate escrow of Tenant's estimated proportionate share of the Charges. The Escrow Payment account of Tenant shall be reconciled annually. If the Tenant's total Escrow Payments are less than Tenant's actual proportionate share of the Charges, Tenant shall pay to Landlord upon demand the difference; if the Tenant's total Escrow Payments are more than Tenant's actual proportionate share of the Charges, Landlord shall retain such excess and credit it to Tenant's Escrow Payment account for the successive year's Charges. Tenant's proportionate share of the Charges shall be computed by multiplying the Charges by a fraction, the numerator of which shall be the number of gross leasable square feet of floor space in the Premises and the denominator of which shall be the total applicable gross leasable square footage or such other equitable apportionment as Landlord may adopt.

     B. If Tenant should fail to pay any Escrow Payments, taxes, assessments, licensee fees or other charges required to be paid by Tenant hereunder, in addition to any other remedies provided herein, Landlord may, if it so elects, pay such Escrow Payments or taxes, assessments, license fees and other charges. Any sums so paid by Landlord shall be deemed to be additional rental owing by Tenant to Landlord and due and payable upon demand as additional rental together with interest at the rate of eighteen percent (18%) per annum from the date of payment by Landlord until repaid by Tenant.

     C. (1) If at any time during the Lease Term, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, fees or charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents or the present or any future building or buildings, then all such taxes, assessments, fees or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Charges" for the purposes of this Lease.

         (2) Tenant may, at its sole cost and expense, in its own name, dispute and contest any Charges by appropriate proceedings diligently conducted in good faith, but only after Tenant in such contest has deposited with Landlord the amount so contested and unpaid, which shall be held by Landlord without obligation for interest until the termination of the proceedings, at which time the amount(s) deposited shall be applied by Landlord toward the payment of the items held valid (plus any court costs, interest, penalties and other liabilities associated with the proceedings), and Tenant's share of any excess shall be returned to Tenant. Tenant further agrees to pay to Landlord upon demand all court costs, interest, penalties and other liabilities relating to such proceedings. Tenant agrees to indemnity, protect, defend and hold harmless the Indemnified Parties (as defined below) from and against any claims, liabilities, costs, damages or expenses (including attorneys' fees) in connection with any such proceedings.

         (3) Any payment to be made pursuant to this Paragraph 4 with respect to the calendar year in which this Lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full calendar year as that part of such calendar year covered by the Lease Term bears to a full calendar year.

     D. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

5.   TENANT'S MAINTENANCE.

     A. Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary or prudent repairs and replacements, including, but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floor and floor covering, downspouts, gutters, heating and air conditioning systems, dock boards, truck doors, dock bumpers, paving, and plumbing work and fixtures. Tenant shall also perform termite and pest extermination, regularly remove trash and debris, keep the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition, replace light fixtures and bulbs and, in all other respects, maintain the Premises in good working order and condition. Tenant shall repair all wind damage to glass.

     B. Tenant shall not damage any wall or disturb the integrity and support provided by any wall and shall, at its sole cost and expense, promptly repair any damage or injury to any wall caused by Tenant or its employees, agents, licensees or invitees.

     C. Tenant and its employees, agents, licensees and invitees shall have the right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing any exclusive parking rights granted to against any third parties. If Tenant can be clearly identified as being responsible for obstructions or stoppage of a common sanitary sewage line, then Tenant shall pay the cost of repairing such sewage line, upon demand as additional rent.

     D. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment within the Premises.

     E. If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon two (2) business days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant's sole cost and expense. Tenant shall pay to Landlord the cost of such maintenance or repair plus a fifteen percent (15%) administration fee within ten (10) business days of written demand from Landlord.

6. LANDLORD'S REPAIRS. After written notice from Tenant, Landlord shall use commercially reasonable efforts to make such repairs to the roof, exterior walls and foundations as Landlord deems necessary, and Tenant shall pay its proportionate share of the costs of such repairs as provided in Paragraph 7. Tenant shall repair and pay for any damage to such items to be maintained by Landlord caused by any act, omission or negligence of Tenant, or Tenant's employees, agents, licensees or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of any defect or any need for repairs, after which Landlord shall have a reasonable opportunity and time to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited solely to the cost of such repairs or maintenance or the curing of such defect. In no event will Landlord be responsible for paying incidental or consequential damages resulting from Landlord's failure to cure such defects.

7. MONTHLY COMMON AREA MAINTENANCE CHARGE. Tenant agrees to pay, as an additional charge each month, its proportionate share of the cost of the operation, maintenance, improvement, repair and replacement of the "Common Area", which shall be defined from time to time by Landlord. The term Common Area may include any property not owned by Landlord which is located beyond the boundaries of the Project to the extent

     Landlord is obliged to pay certain costs of operation and maintenance or to contribute to the cost of operation and maintenance. Common Area costs which may be incurred by Landlord at its discretion, may include, but shall not be limited to those costs incurred for lighting, water, sewage, trash removal, exterior painting, exterior window cleaning, sweeping, management, accounting, policing, inspecting, sewer lines, plumbing, paving, landscape maintenance, plant material replacement and other like charges, and Landlord's fee for supervision and administration of the items set forth in this Paragraph, currently at 10%. The proportionate share to be paid by Tenant of the cost of operation, maintenance, improvement, repair and replacement of the Common Area shall be computed on the ratio that the gross leasable square footage of the Premises bears to the total applicable gross leasable square footage or such other equitable apportionment as Landlord may adopt. Landlord shall make monthly or other periodic charges based upon the estimated annual cost of operation and maintenance of the Common Area, payable in advance but subject to adjustment after the end of the year on the basis of the actual cost for such year. Any such periodic charges shall be due and payable upon delivery of notice thereof. The initial Common Area Maintenance Charge, subject to adjustment as provided herein, shall be due and payable, as additional rent, at the same time and in the same manner as the time and manner of the payment of Monthly Base Rent as provided herein. The amount of the initial monthly Common Area Maintenance Charge shall be as specified in the Basic Lease Information.

8. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises (including, but not limited to, roof and wall penetrations or alterations, additions or improvements affecting building, mechanical or electrical systems or equipment) without the prior written consent of Landlord, which consent may be withheld in its sole discretion or may be conditioned on, among other things, proof of insurance coverage, payment and performance bonds, in forms, amounts and by companies acceptable to Landlord, and Landlord's review of Tenant's plans and specifications, Tenant's contractor and Tenant's building permit. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term of this Lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition by the date of termination of this Lease or upon earlier vacating of the Premises; provided, however, that if Landlord so elects prior to termination of this Lease or upon earlier vacating of the Premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in good workmanlike manner so as not to damage the buildings and other improvements situated on the Premises. Landlord shall have the right at any time and from time to time to make changes or alterations to any portion of the Project other than the Premises and Landlord shall not be subject to any liability with respect to such alterations.

9. SIGNS. Tenant shall not install signs upon the Premises without Landlord's prior written approval, and any such signage shall be subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs by the expiration or sooner termination of this Lease. Such installations and removals shall be made in such a manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury or defacement, including, without limitation, discoloration, caused by such installation and/or removal.

10.  INSPECTION/SURRENDER OF POSSESSION.

     A. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease or for any other lawful purpose. During the period that is six (6) months prior to the end of the Term hereof,

     Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available.

     B. Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted.

     C. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenants's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for restoring the Premises to the condition required hereunder.

11. UTILITIES. Landlord agrees to provide at its cost water, electricity and gas service connections into the Premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determinded by Landlord of all charges jointly metered with other Premises. Landlord shall not be liable for any loss, injury, damage to property, or other consequences caused by or resulting from any variation, interruption, or failure of utilities ore services in the Building due to any cause whatsoever. However, in the event of such variation, interruption or failure, Landlord shall use reasonable diligence to restore such service to a normal operating condition. No temporary interruption, variance, or failure of such services incident to the making or repairs, strike, extreme weather conditions, or the conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder.

12.  ASSIGNMENT AND SUBLETTING.

     A. Tenant shall not have the right, voluntarily or involuntarily, to assign, convey, transfer, mortgage or sublet the whole or any part of the Premises under this Lease without the prior written consent of Landlord. If Tenant is a partnership, corporation or limited liability company, the transfer, assignment, sale or other change in ownership interest in excess of 33% (in the aggregate) shall be deemed an assignment within the meaning of this Paragraph. In the event Tenant applies to Landlord for consent to assign, convey, transfer or sublet the Premises, Landlord may condition such consent on, among other things, the right to receive one-half of the profit, if any, which Tenant may realize on account of such assignment, conveyance, transfer or sublease of the Premises or any other condition. For purposes of this paragraph, "profit" shall mean any sum which the assignee, sublessee or transferee is required to pay, or which is credited to Tenant as rent in excess of the rents required to be paid by Tenant to Landlord under this Lease. Landlord also reserves the right to recapture the Premises or applicable portion thereof in lieu of responding to Tenant's transfer request by notice of Landlord's exercise of its recapture right given to Tenant within twenty (20) days after receipt of Tenant's written request for assignment or subletting. Such recapture shall terminate this Lease as to the applicable space effective on the prospective date of assignment or subletting, which shall be the last day of a calendar month and not earlier than sixty (60) days after receipt of Tenant's request hereunder. Nothing contained in this Lease shall prohibit Landlord from entering into a new lease with Tenant's proposed assignee or sublessee. In the event that Landlord shall not elect to recapture the Premises or the applicable portion thereof, Tenant shall pay Landlord a reasonable fee, not to exceed $500.00, to reimburse Landlord for processing costs incurred in connection with considering whether to consent to Tenant's sublease or assignment request, and shall also reimburse Landlord for Landlord's reasonable attorneys' fees.

     B. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent and all other charges under this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment, transfer or sublease and apply such rent against any sums due to

     Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations here under.

13.  INSURANCE, FIRE AND CASUALTY DAMAGE.

     A. Landlord shall maintain casualty insurance covering the building of which the Premises are a part in an amount equal to the "replacement cost" thereof, insuring against the perils covered by the extended coverage policy and any other perils elected to be covered by the Landlord. Coverages and endorsements shall be as selected by the Landlord and such insurance shall be for the sole benefit of Landlord and all insurance proceeds shall remain under its sole control. Such insurance may be effectuated, in whole or in part, by a blanket policy covering the building in which the Premises are located and other buildings. In the event the insurance policy is subject to a deductible, Tenant shall be liable for and shall pay all or its proportionate share, as appropriate, of any deductible withheld from insurance proceeds or payables under the terms of the insurance policy procured by Landlord in the event of a claim or insured loss with respect to the building in which the Premises are located. Landlord may, in its discretion, require that Tenant, at its sole cost and expense, maintain on all of its personal property, tenant improvements and alterations in, or on about the Premises a policy of casualty insurance to the extent of the full replacement value without any deduction for depreciation.

     B. Tenant shall pay its proportionate share of Landlord's costs of procuring and maintaining: (i) the insurance coverage described in Subparagraph 13A, (ii) liability insurance with respect to the Project and the operations thereon, and (iii) any other insurance coverage procured by Landlord and pertaining or relating to the Premises in any way. In the event any insurance coverage is on a blanket basis, the premium shall be equitably apportioned to the buildings and improvements located within the Project before determining Tenant's proportionate share. During each month of the term of this Lease, Tenant shall make a monthly escrow deposit with Landlord (the "Insurance Escrow Payment") equal to one-twelfth of its proportionate share of Landlord's cost of procuring and maintaining the insurance described in Subparagraphs 13A and 13B which will be due and payable for that particular year. Tenant authorizes Landlord to use the funds deposited by Tenant with Landlord under this paragraph to pay the cost of such insurance. Each Insurance Escrow Payment shall be due and payable, as additional rent, at the same time and manner of the payment of the Monthly Base Rent as provided herein. The initial monthly Insurance Escrow Payment is subject to increase or decrease as determined by Landlord to reflect an accurate monthly escrow of Tenant's estimated proportionate share of this insurance. The Insurance Escrow Payment account of Tenant shall be reconciled annually. If the Tenant's total Insurance Escrow Payments are less than Tenant's actual proportionate responsibility for such insurance, Tenant shall pay to Landlord upon demand the difference; if the total Insurance Escrow Payments of Tenant are more than Tenant's actual proportionate responsibility for such insurance, Landlord shall retain such excess and credit it to the next monthly payment payable by Tenant or if this Lease has expired, refund such excess to Tenant. Tenant's cost of insurance shall be computed by multiplying the cost of Insurance by a fraction, the numerator of which shall be the number of gross leasable square feet of floor space in the Premises and the denominator of which shall be the total applicable gross leasable square footage.
     The amount of the initial monthly Insurance Escrow Payment will be as specified in the Basic Lease Information.

     C. Tenant shall, throughout the Lease Term, at its own expense, procure and maintain in full force and effect: (a) A policy of comprehensive general liability insurance, including a contractual liability endorsement covering Tenant's obligations under the paragraph captioned "Indemnification", insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Three Million Dollars ($3,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord's request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an "occurrence" rather than a "claim made" basis, and which policy names Landlord and manager and, at Landlord's request Landlord's mortgage lender(s) or investment advisors, as additional insureds;
     (b) A policy of extended property insurance (which is commonly called
     "at risk") covering Tenant Improvements, Tenant Alterations, and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement value of such property; and (c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, additional rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months. All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord authorized to do business in the State of Oregon and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) days' written notice to Landlord. Tenant shall deliver to Landlord and, at Landlord's request Landlord's mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies. If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand. Such policies shall be primary insurance (and not "excess over" or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord) and such policies shall not eliminate cross-liability and shall contain a severability of interest clause. Certified copies of such policies, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the commencement date of this Lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord.

     D. If the building of which the Premises are a part should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

     E. If the building of which the Premises are a part should be totally destroyed by fire, tornado or other casualty, or if it should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall, at the option of Landlord, terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage. Landlord shall give notice to Tenant in writing of its determination to terminate this Lease within ninety (90) days following the date of the occurrence of such damage.

     F. If the building of which the Premises are a part should be damaged only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense (but only to the extent of insurance proceeds received by Landlord) thereupon proceed with reasonable diligence to rebuild and repair such building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partition, fixtures, additions, and other improvements which may have been placed in, or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent the Premises are unusable.

     G. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, the Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate, except that Tenant shall remain liable to Landlord for the payment of any rents or other charges already accrued.

     H. Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releaser's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releaser to recover there under and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

14. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, servants, guests, invitees, incensees, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the act, omission, negligence or misconduct of Tenant, its employees, agents, servants, guests, invitees, licenses, or visitors, or of any other person entering upon the Premises, or caused by the building and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify, protect, defend and hold safe and harmless the property, the Landlord (including, without limitation, the trustee and beneficiaries if Landlord is a trust), Landlord's employees, agents, servants, guests, invitees, licensees and visitors (collectively, the "indemnified parties") from any loss, liability, claims, suits, costs, expenses, including, without limitation, attorneys' fees, and damages, both real and alleged, arising out of: (a) the use or occupancy of the Premises,
     (b) any failure of Tenant to comply with the terms of this Lease, and
     (c) the acts of omissions or Tenant and its employees, agents, servants, guests, invitees, licensees and visitors; except injury to person or damage to property the sale cause of which is the gross negligence of Landlord. In no event shall the Indemnified Parties be liable for consequential damages. If and to the extent that Tenant is obligated to indemnify, defend or hold harmless Landlord and Landlord's agents from any claims arising from its use of the Premises or any act or failure to act by Tenant or Tenant's Agents or otherwise, Tenant expressly waives, to and in favor of Landlord and Landlord's agents, its statutory workers compensation act employers immunity relative to any injury to an employee or employees of Tenant.

15.  CONDEMNATION.

     A. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used as determined by Landlord, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur.

     B. If part of the premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in Subparagraph 15(A), this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as the premises are not useable.

     C. In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive the entire award, Tenant shall be entitled to make a claim for a separate award for Tenant's relocation expenses in any condemnation proceedings so long as Tenant's claim does not reduce the amount of Landlord's award.

16. HOLDING OVER. Tenant will, at the termination of this Lease by lapse of time of otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1-1/2) the Monthly Base Rent in effect on the termination date, plus all additional rental as defined herein, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provision of this Paragraph 16 shall not be construed as Landlord's consent for Tenant to hold over.

17. QUIET ENJOYMENT. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord covenants that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance from Landlord, subject to the terms and provisions of this Lease.


                                                           Please Initial
                                                        ---------------------
                                                        ILLEGIBLE   ILLEGIBLE
                                                        ---------   ---------
                                                          Tenant    Landlord

18. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

     A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due.

     B. Insolvency of Tenant; an assignment by Tenant for the benefit or creditors; the filing by Tenant of a voluntary petition in bankruptcy;
     an adjudication that Tenant is bankrupt or the appointment of a receiver of the properties of Tenant; the filing of an involuntary petition of bankruptcy and failure of Tenant to secure a dismissal of the petition within thirty (30) days after filing; attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within ten (10) days. If Tenant consists of two or more individuals or business entities, the events of default specified in this Paragraph 18 shall apply to each individual unless within ten (10) days after the event of default occurs, the remaining individuals produce evidence satisfactory to Landlord that they have unconditionally acquired the interest of the one causing the default. If this Lease has been assigned, the events of default so specified shall apply only with respect to the one then exercising the rights of Tenant under this Lease.

     C. Tenant shall vacate or abandon any substantial portion of the Premises. Failure of Tenant for ten (10) days or more to occupy the Premises for one or more of the purposes permitted under this Lease, unless such failure is excused under other provisions of this Lease, shall be an abandonment of the property.

     D. If any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made.

     E. Tenant shall fail to comply with any term, provision, condition or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant. If the default is of such a nature that it cannot be completely remedied within the 20-day period, this provision shall be complied with if Tenant begins correction of the default within the 20-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable. Landlord shall not be required to give such written notice more than once during any single twelve (12) month period for the failure to perform the same covenant and upon the second failure, Landlord may, at this option, deem such failure as an automatic event of default, without notice to Tenant.

19. REMEDIES. Upon the occurrence of any such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

     A. Landlord may accelerate all rent payments due hereunder, the present value of which shall then become immediately due and payable.

     B. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or rearranges in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant shall pay to Landlord on demand the amount of all-loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise. Landlord's right to any and all damages shall survive termination of the lease.

     C. Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises for such terms ending before, on or after the expiration date of the Lease Term, at such rentals and upon such other conditions (including concessions and prior occupancy periods) as Landlord in its sole discretion may determine, and receive the rental therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting together with all costs incurred by Landlord in connection with such reletting. Landlord shall have no obligation to relet the Premises or any part thereof in advance of any


                                                           Please Initial
                                                        ---------------------
                                                        ILLEGIBLE   ILLEGIBLE
                                                        ---------   ---------
                                                          Tenant    Landlord
     other available space controlled by Landlord and shall not be liable refusal or failure to relet or in the event of reletting for refusal or failure to collect any rent due upon such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

     D. Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether cause by the negligence of Landlord or otherwise.

     E. Whether or not Landlord retakes possession or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by Tenant's default, including attorney's fees. Damage shall include, without limitation: all rentals lost; all legal expenses and other related costs incurred by Landlord following Tenant's default; all costs incurred by Landlord in restoring the Premises for reletting; all costs, including, without limitation, any brokerage commissions; and the value of Landlord's time; plus interest thereon at the rate of eighteen percent (18%) per annum from date of expenditure until fully repaid.

     F. In the event Tenant fails to pay any installment of rent, additional rent or other charges hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.
     The parties agree that such late charge is a reasonable amount to defray Landlord's costs arising out of Tenant's late payment.

     G. Landlord may sue periodically to recover damages during the period corresponding to the remainder of the Lease Term, and no action for damages shall bar a later action for damages subsequently occurring.

     H. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, such remedies being cumulative and nonexclusive, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions, conditions, and covenants herein contained. No act or thing done by Landlord or its agents shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provision, conditions, and covenants herein contained. Landlord's acceptance of the payments of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.

20. ATTORNEY'S FEES. In the event it becomes necessary for either party to enforce any rights incident to this Lease, in a court of law or equity, the prevailing party shall be entitled to recover reasonable attorney's fees (including those on appeal) in additional to damages or other appropriate relief. If Landlord places any amounts owing under this Lease in the hands of an attorney or other party for collection or enforcement of the covenants contained herein, as a consequence of a default, as defined herein, the party in default agrees to pay reasonable fees and expenses so incurred, even though no suit or action is instituted.

21. LANDLORD'S LIEN. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed


                                                           Please Initial
                                                        ---------------------
                                                        ILLEGIBLE   ILLEGIBLE
                                                        ---------   ---------
                                                          Tenant    Landlord
     therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code or other applicable law, including, without limitation, the right to sell the property described in this Paragraph
     21 at public or private sale. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

22. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. This provision shall be self operative, and no further instrument of subordination shall be necessary. In confirmation thereof, Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage and confirming such other information as such mortgagee may reasonably require. Upon written request, Tenant shall provide Landlord with financial statements certified by Tenant as accurate and up to date, showing with reasonable detail Tenant's financial condition.

23. BROKER'S COMMISSIONS. Except for _________________________("Tenant's Broker"), Tenant represents and warrants that it has not engaged any broker, agent or finder who would be entitled to any commission or fee in connection with the negotiation and execution of this Lease. Tenant shall indemnify, protect, defend and hold the Indemnified Parties harmless against any and all claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including attorneys' fees and expenses arising out of any charge or claim for a commission or fee by any broker, agent or finder on the basis of any agreements made or alleged to have been made by or on behalf of Tenant except for Tenant's Broker and any brokers with whom Landlord has an express written brokerage agreement.

24. CONSTRUCTION LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to by paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will indemnify, protect, defend and hold the Indemnified Parties harmless from any and all claims, liabilities, losses, costs or expenses (including attorneys' fees) based on or arising out of asserted claims or liens against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.

25. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be compiled with when and if the following steps are taken:

     A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address herein below set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

     B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address herein below set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

     C. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

                 LANDLORD:                              TENANT:

          RIGGS & COMPANY, a division of       Advanced Materials, Inc.
          RIGGS BANK N.A., as trustee of       9400 S.W. Tualatin Sherwood Road
          the Multi-Employer Property Trust    Tualatin, Oregon 97062

     c/o  Trammell Crow Company
          8930 SW Gemini Drive
          Beaverton, Oregon 97008-7123

     If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at a specific address for the receipt of notices and payments to Landlord. If and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at a specific address within the continental United States for the receipt of notices and payments to Tenants. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

26.  MISCELLANEOUS.

     A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease.

     C. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained.

     D. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     E. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord, Landlord's lender, a prospective lender or a prospective purchaser. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease. If Tenant fails to respond within ten (10) business days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. The estoppel certificate Tenant shall be required to execute may be in, but is not limited to, the form attached hereto as Exhibit D.

     (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that in no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received;(5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant's statement may be relied upon by a prospective purchaser or mortgagee of Landlord's interest or an assignee of any such mortgagee; (9) the representations in the paragraph captioned "ERISA REPRESENTATIONS" remain true and correct; and (10) such other information as may be reasonably requested by Landlord.

     F. This Lease may not be altered, changed, modified or amended except by an instrument in writing signed by both parties hereto.
     Notwithstanding anything contained in the Lease to the contrary, including without limitation, Landlord's agents, only officers of Riggs Bank N.A., are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner.

     G. All indemnity obligations and all other obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the Term hereof, including, without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including, without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair pursuant to Paragraph 10(B) hereof. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 26(G).

     H. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     I. Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Premises being subject to prior lease and such offer subject to withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

     J. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

     K. Tenant represents to Landlord that with the exception of this Lease, neither the Tenant nor any affiliate of the Tenant is a tenant under a lease or any other tenancy arrangement (1) with (a) Riggs & Company, a division of Riggs Bank N.A., as trustee of the Multi-Employer Property Trust; (b) The Riggs Bank N.A., as trustee of the Multi-Employer Property Trust; (c) the Multi-Employer Property Trust; (d) the National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust; (e) The Riggs National Bank of Washington, D.C., as trustee of the Multi-Employer Property Trust; (f)

     Alameda Industrial Properties Joint Venture; (g) Harman International Business Campus Joint Venture; (h) Beaverton-Redmond Tech Properties;
     (i) Corporate Drive Corporation as trustee of the Corporate Drive Nominee Realty Trust; (j) Goldbelt Place Joint Venture; (k) BOCA 1515, a joint venture; (l) Arboretum Lakes-I, L.L.C., a Delaware limited liability company; (m) Village Green of Rochester Hills Associates, L.L.C.; (n) Pine Street Development, L.L.C.; or (o) MEPT Realty LLC; or
     (2) involving any property in which any one or more of the entities named in clauses (1)(a) through (d) are known by the Tenant to have an ownership interest.

     L. Tenant shall not, and shall not cause or allow any other party to, construct, use, deposit, store, dispose, place, or locate on or about the Premises or the Project any hazardous substances (as later defined) without the prior written consent of Landlord, which shall not be unreasonably withheld as long as Tenant demonstrates to Landlord's reasonable satisfaction that: (a) the nature and quality of any hazardous material is necessary, useful, and appropriate to Tenant's business conducted at the Premises; (b) the hazardous material will be used, kept, and stored with the highest degree of care and in a manner that complies with all governmental laws, ordinances, regulations, orders, and policies regulating any such hazardous material so brought upon or used or kept in or about the Premises; (c) such hazardous substances are disposed of off the Premises and the Project, in a disposal site licensed or designated for such hazardous substances, with the utmost care and caution and in a manner consistent with applicable governmental laws, ordinances, regulations, orders and policies; (d) Tenant pays as additional rent any increase in the premiums charged Landlord for insurance coverage by reason of Tenant's storage, placement, location, or use of hazardous substances or any premiums for additional insurance coverages deemed appropriate by Landlord because of the presence of such hazardous substances; and (e) Tenant procures any insurance coverages demanded by Landlord and naming the Landlord and such other parties as Landlord requires as additional insureds.

     Tenant shall indemnify, defend, and hold the Indemnified Parties harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the Lease Term as a result of contamination to the Premises by hazardous substance during the term of this Lease or to the Property as a result of an act or omission of Tenant, and Tenant's agents or employees. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of hazardous substances present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any hazardous substances on the Premises occurs during the term of this Lease, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the release of any such hazardous substances to the Premises, provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

     The term "hazardous substances" shall include (a) any chemical, material, element, compound, solution, mixture, substance, or other matter of any kind whatsoever which is a hazardous substance as defined in, or related by the Federal Comprehensive Environmental Response Compensation and Liability Act, 42 USC Section 9601 et seq., as amended; the regulations promulgated from time to time thereunder; the wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101); the United States Environmental Protection Agency Hazardous Substances (40 CFR Part 302), and amendments thereto; environmental laws and regulations administered by the Environmental Protection Agency or its delegees, similar laws and regulations of the State of Oregon, City of Tualatin, or any state or local governmental organization or agency, or additional or substitute laws or regulations with respect to the same subject matter enacted or promulgated by the federal, state, local, or quasi-governmental organization or agency; and (b) asbestos or materials containing asbestos, petroleum products, or such other substances, materials, and wastes that are or become regulated under the applicable local, state, or federal laws, whether or not within clause (a). The above notwithstanding, Tenant shall not be liable for hazardous substances contamination of the Premises occuring prior to the Commencement Date of the Lease. The Landlord represents and warrants to its actual knowledge that the Premises are not contaminated by any hazardous substances as of the Commencement Date.

     M. This Lease shall be governed by and construed in accordance with the laws of the State of Oregon.

     N. For any litigation, action or dispute arising out of or in connection with the agreement, the matter shall be tried and determined by a judge alone, WITHOUT A JURY. All parties shall submit to the jurisdiction of an appropriate court in the State of Oregon, with venue in the County of Washington. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises.

     O. If Tenant fails to perform any obligation under this Lease, Landlord shall have the option to do so after thirty (30) days written notice to Tenant. All of Landlord's expenditures to correct the default shall be reimbursed by Tenant on demand with interest at a rate of one and one-half percent (1-1/2%) per month from the date of expenditure by Landlord.

     P. If Tenant shall request Landlord's consent under this Lease and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent. Tenant's sole remedy shall be an action for specific performance or injunction and that remedy shall be available only in those instances where Landlord has expressly agreed in writing not to unreasonably withhold Landlord's consent.

     Q. This Lease shall not be recorded without the consent in writing of Landlord. If Landlord consents, Landlord shall execute and acknowledge a memorandum of this Lease in a form suitable for recording, and Tenant may record the memorandum.

     R. This Lease contains the entire agreement between the parties concerning the subject matter and supersedes any prior agreements or understandings related thereto. There are merged herein all prior and collateral representations, promises, and conditions in connection with the subject matter hereof. This Lease supersedes and is in lieu of all existing agreements or arrangements between the parties relating to the Premises identified herein.

     S. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or additional rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, additional rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord's right to recover the balance of any amount payable or Landlord's right to pursue any other remedy provided in this Lease or at law.

     T. The waiver by Landlord of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord's Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, additional rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

     U. In the event that Landlord shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, governmental requirements (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent governmental requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including Tenant, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay.

     V. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

27. LIABILITY OF LANDLORD. Landlord has executed this Lease by its trustee signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the representative powers conferred upon the trustee by its principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against the Landlord's estate and interest in the Building and Landlord shall have no personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

28.  ACCESS LAWS.

     A. As used in this Paragraph, the term "Access Laws" shall mean the Americans with Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities), the Fair Housing Amendments Act of 1988, all state and local laws or ordinances related to handicapped access, or any statute, rule, regulation, ordinance, order of governmental bodies or regulatory agencies, or order or decree of any court adopted or enacted with respect to any of the foregoing. The term Access Laws shall include all Access Laws now in existence or hereafter enacted, adopted or applicable.

     B. Landlord makes no representations regarding the compliance of the Premises or the Project with Access Laws; provided that, if any improvements or alterations constructed by Landlord do not comply with Access Laws, Landlord shall be responsible for correcting such defects if and to the extent required by law.

     C. Tenant agrees to notify Landlord immediately if Tenant becomes aware of: (i) any condition or situation in or on the Premises which would constitute a violation of any Access Laws, or (ii) any threatened or actual lien, action or notice of the Premises not being in compliance with any Access Laws. Tenant shall inform Landlord of the nature of any such condition, situation, lien, action or notice and of the action Tenant proposes to take in response thereto.

     D. Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord's responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord's consent to any proposed Tenant alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alternation complies with any Access Law.

     E. Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with bringing the Premises, the building in which the Premises are located and the common areas of the Project into compliance with the Access Laws if and to the extent such costs and expenses arise out of or relate to Tenant's use of the Premises or Tenant's modifications, improvements or alterations to the Premises after the date of this Lease.

     F. Tenant agrees to indemnify, defend, protect and hold the Indemnified Parties harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings and costs and expenses (including attorneys' fees) arising directly or indirectly from or out of, or in any way connected with, any activity on or use of the Premises or the Project by Tenant, its agents, employees, contractors, invitees, or any subtenant or concessionaire put into possession of all or any part of the Premises by Tenant, which activity or use results in the Premises violating any applicable Access Laws.

     G. The provisions in this Paragraph shall supersede any other provisions in this Lease regarding Access Laws to the extent inconsistent with the provisions of this Paragraph. The provisions in this Paragraph shall survive the expiration of the Term or the termination of this Lease for any other reason whatsoever.

29.  ADDITIONAL PROVISIONS.

     Paragraph 30, attached hereto, is by this reference incorporated herein.




     LANDLORD:

     RIGGS & COMPANY, a division of RIGGS BANK N.A., as trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section9.18

     By: /s/ Leanne Tobias
         ----------------------
     Name:  Leanne Tobias
     Title: Managing Director
     Date:  6/30/99

     TENANT:

     ADVANCED MATERIALS, INC., a California corporation
     9400 S.W. Tualatin Sherwood Road
     Tualatin, Oregon 97062


     By: /s/ David A. Lasnier
         --------------------
     Name:  David A. Lasnier
     Title: Sr. Vice President
     Date:  6/21/99

                            TENANT ACKNOWLEDGEMENT



STATE OF CALIFORNIA    )
                            SS.
County of Los Angeles  )


     BE IT REMEMBERED, That on this 21st day of JUNE, 1999, before me, the undersigned a Notary Public in and for said County and State, personally appeared the within name DAVID A. LASNIER known to me to be SENIOR VICE PRESIDENT, ADVANCED MATERIALS who executed the within instrument and acknowledged to me that he executed the same freely and voluntarily.



                       IN TESTIMONY WHEREOF, I hereunto set my hand and affixed
                           my official seal the day and year last above written.


[SEAL]                         /s/ SUZANNE COOLEY
                                   ----------------------------------------
                                   Notary Public for CALIFORNIA
                                   My commission expires SEPTEMBER 21, 2001


                           LANDLORD ACKNOWLEDGEMENT

DISTRICT OF COLUMBIA )
                       SS.


      BE IT REMEMBERED, That on this 30th day of JUNE, 1999, before me, the undersigned a Notary Public in and for said County and State, personally appeared the within name, LEANNE TOBIAS known to me to be MANAGING DIRECTOR who executed the within instrument and acknowledged to me that he executed the same freely and voluntarily.


                       IN TESTIMONY WHEREOF, I hereunto set my hand and affixed
                           my official seal the day and year last above written.


   [SEAL]                      /s/ DENISE HART-GAMBLE
                                   -------------------------------------------
                                   Notary Public for DISTRICT OF COLUMBIA
                                   My commission expires MARCH 31, 2003

             ADDENDAS AND ADDITIONAL PROVISIONS TO LEASE AGREEMENT

                               DATED JUNE 4, 1999

                                    BETWEEN

                                RIGGS & COMPANY,
  A DIVISION OF RIGGS BANK N.A., AS TRUSTEE OF THE MULTI-EMPLOYER PROPERTY TRUST
                                  ("LANDLORD")

                                      AND

                             ADVANCED MATERIALS, INC.
                             A CALIFORNIA CORPORATION
                                   ("TENANT")

                __________________________________________________


ADDENDUM TO PARAGRAPH 2 - MONTHLY BASE RENT. The Monthly Base Rent as provided for in Paragraph 2 of the Lease shall be as follows:


                          Months                $/Month
                          ------                -------
                              1                 $7,514.00
                            2-8                 $7,715.00
                           9-25                 $8,083.00

ADDITIONAL PARAGRAPH 30, OPTION TO EXTEND. While this Sublease is in full force and effect, provided that Tenant is not in material default of any of the terms, covenants and conditions thereof, Landlord grants to Tenant one
(1) option to extend the term of the Sublease for a period of three (3) years, commencing upon the termination of the original Lease term, exercisable by giving Landlord notice in writing not later than one hundred eighty days (180) days prior to the commencement date of the applicable option term. Such extension or renewal of the term shall be on the same terms, convenants or conditions as provided for in the original or immediately preceding term except that the monthly base rent during the extended term shall be at the fair market rental then in effect on equivalent properties, of equivalent size, in equivalent areas determined in the manner set forth below.

     Landlord shall provide Tenant with written notification of Landlord's determination of such fair market rental within thirty (30) days after Tenant's extension notice. For purposes of this Paragraph 30, in the event Landlord and Tenant are unable to agree upon the fair market rental within thirty (30) days thereafter ("Negotiation Period"), the fair market rental shall be established as follows: Within ten (10) days after the expiration of the Negotiation Period, Landlord shall, in writing, designate an appraiser. Within ten (10) days after the date of Landlord's written designation, Tenant shall either accept Landlord's appraiser or shall provide Landlord with the name of a second appraiser. If Tenant designates a second appraiser, the two designated appraisers shall designate a third appraiser within ten (10) days thereafter. The three appraisers shall then each determine fair market rental within ten (10) days following the designation of the third appraiser (or Tenant's acceptance of the appraiser designated by Landlord). For purposes of this Paragraph 30, fair market rental shall be the average of the two closest determinations by such appraisers. Tenant shall have ten (10) days following determination of fair market rental to rescind its extension notice. Any appraiser designated pursuant to this Paragraph 30 shall be an MAI appraiser with at least five (5) years' experience in valuing commercial real estate rental values in the Greater Portland area. All costs in connection with the appraisal described in this Paragraph 30 shall be shared equally by the parties. However, in no event shall the rental in the renewal term be below the rental in the primary term of the Lease. In the event the demised Premises is sublet or assigned this renewal option will be null and void and of no further effect.

                                 EXHIBIT A


                                 PREMISES




                                  [GRAPH]




________________________________________________________________________________




                                  [GRAPH]

                                   EXHIBIT B

                               LEGAL DESCRIPTION


A tract of land situated in the S.W. 1/4 of Section 23, T.2S., R.1W., W.M., City of Tualatin, Washington County, Oregon, being more particularly described as follows:

Commencing at the south 1/4 corner of said Section 23; thence, along the east line of the southeast quarter of the southwest quarter of said Section 23, North 0 degrees 15'13" West, 32.89 feet to the true point of beginning; thence, along the south line of that tract of land conveyed to Earl J. Itel, recorded July 16, 1969, in book 750, Page 279, South 89 degrees 37'46" West, 1292.79 feet to the southwest corner of said Itel tract: thence, along the west line of said Itel tract, North 0 degrees 01'38" East, 141.35 feet to a point on the southerly right-of-way line of the Burlington Northern Railroad (formerly Spokane, Portland, and Seattle Railroad); thence, along said southerly right-of-way, being 25.00 feet from the centerline of the tracks, when measured at right angles, North 56 degrees 01'15" East, 48.57 feet; thence, continuing along said right-of-way and along the arc of a 165.0 foot offset spiral curve to the right, offset 25.0 southerly, having a centerline angle of 2 degrees 28'30", (chord bears North 57 degrees 01'09" East, 163.90 feet) to a point of spiral to curve; thence, continuing along said right-of-away and along the arc of a 1884.86 foot radius curve to the right, through a central angle of 20 degrees 33'00" (chord bears North 68 degrees 46'15" East, 672.42 feet) a distance of 676.03 feet to a point of curve to spiral; thence, along the arc of a 165.0 foot offset spiral curve to the right, offset 25.0 feet southerly, having a centerline spiral angle of 2 degrees 28'30" (chord bears North 80 degrees 31'21" East, 163.90 feet), to a point of spiral; thence, North 81 degrees 31'15" East, 48.67 feet to a point on the east line of that tract of land conveyed by deed to Earl J. Itel, recorded in Book 750, Page 279, Washington County Deed Records; thence, along the east line of said Itel tract, South 0 degrees 07'32" West, 100.00 feet to the southeast corner thereof; thence, along the south line of said Itel tract, North 89 degrees 52'28" West, 85.12 feet to a point on the east line of the southeast quarter of the southwest quarter of said Section 23; thence, along said east line, South 0 degrees 15'13" East, 593.31 feet; thence, South 44 degrees 17'29" East, 107.89 feet to a point that is 30.00 feet, when measured at right angles, from the south line of said 1/4 said Section 23; thence, parallel with the south line of said N.E. 1/4, South 89 degrees 29'45" West, 75.00 feet to a point on the west line of said N.E. 1/4; thence, along said West line, North 0 degrees 15'13" West, 2.89 feet to the true point of beginning.

Contains 677,845 square feet (15.56 acres).

                                    EXHIBIT C

                           PLANS AND SPECIFICATIONS

This Exhibit C is intentionally left blank

                                   EXHIBIT D
                          TUALATIN CORPORATE CENTER
                        TENANT'S ESTOPPEL CERTIFICATE


TO: Riggs & Company, a division of Riggs Bank, N.A., as Trustee of the Multi-Employer Property Trust


            c/o   Kennedy Associates Real Estate Counsel, Inc.
                  2400 Financial Center Building
                  Seattle, Washington 98161


THIS IS TO CERTIFY:

     1. That the undersigned is the Tenant under that certain Lease dated __________________, and, if applicable, amended on ___________________, by and between ____________________, a __________________________ limited partnership ("Landlord") and the undersigned ("Tenant") covering those certain premises located as shown on the drawing made part of the Lease (the "Premises").

     2. That said Lease is in full force and effect and, except as noted in Paragraph 1, above, has not been modified, changed, altered or amended in any respect, and is the only lease or agreement (oral or written) between the Tenant and Landlord affecting the Premises.

     3. To the best of Tenant's knowledge, the information set forth below is true and correct:

         (a)  Square footage of the Premises: _______________

         (b)  Annual rent as of the commencement of Lease: $_______________

         (c) Current annual rent (if different than at commencement): $_______________

         (d)  Lease term commenced:______________

         (e)  Lease termination date: ______________

         (f)  Rent is paid to and including: _____________

         (g)  Security Deposit: $______________

         (h)  Prepaid rent for and in amount of: $_____________

         (i) Amount of current monthly Escrow payment obligations with respect to taxes and other charges under Paragraph 4 of the Lease and with respect to insurance under Paragraph 13 of the
              Lease:

              Taxes:          $_______________

              Insurance:      $_______________

         (j) Amount of current monthly payments due under Paragraph 7 of the Lease with respect to Common Area Maintenance charges: $_______________

         (k) Dates through which Tenant has paid monthly Escrow Payments and Common Area Maintenance charges:

              Escrow Payment for Taxes:_______________

              Escrow Payment for Insurance: _______________

              Common Area Maintenance: _______________

     4. The Tenant, unless otherwise stated in Exhibit A, now occupies the Premises, accepts the Premises in their current condition subject only to those punch list items shown on Exhibit A, if any, and is not aware of any defect in the Premises except as shown on Exhibit A, if any. No rent has been collected in the current month other than as disclosed in Paragraph 3. No free rent or other concessions, benefits, or inducements other than as specified in the Lease have been granted to Tenant or undertaken by the named Landlord. All required contributions by Landlord to Tenant on account of tenant improvements have been made or received as applicable.

     5. The Tenant has not been granted any renewal, expansion or purchase options and has not been granted any rights of first refusal except as disclosed in writing in the Lease.

     6. Neither Tenant nor Landlord is in default under the Lease and there has not occurred any event, which by notice or lapse of time or both or otherwise, will result in any default. As of the date hereof and except as set forth in the Lease, the undersigned is entitled to no credit, offset or deduction in the rent. Tenant knows of no liabilities or obligations of Landlord which have accrued but are unsatisfied under the Lease as of the date of this Certificate.

     7. Tenant is required, under Paragraph 7 of the Lease, to pay a proportionate share of certain costs associated with the "Common Area which shall be defined from time to time by Landlord."

     8. To the best of Tenant's knowledge, there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy laws or other laws for the relief of debtors of the United States or any state thereof.

     9. No party-in-interest relationship exists between one or more of the pension plans identified in Section 26K of the Lease and the Tenant such that the Lease will become a non-exempt, prohibited transaction under ERISA on purchase of the Premises by the addressee.

    10. The term "party-in-interest" shall have the meaning assigned to it in Section 3(14) of ERISA. ERISA shall mean the Employee Retirement Income Security Act 0f 1974, as amended.


                DATED this 21st day of June, 1999


                                     TENANT: /s/  [ILLEGIBLE]
                                             -------------------------------

                                   EXHIBIT E

                   LIST OF APPLICABLE EMPLOYEE BENEFIT PLANS


Participants whose holdings in the Multi-Employer Property Trust constitute 5% or more of net assets, as of 1/1/90:


         -  NATIONAL AUTOMATIC SPRINKLER INDUSTRY PENSION FUND

         -  PLUMBERS AND PIPEFITTERS NATIONAL PENSION FUND